Exhibit 99.2

Notice of Guaranteed Delivery

VALASSIS COMMUNICATIONS, INC.

Offer to Exchange

Registered 6 5/8% Senior Notes due 2021

For a Like Principal Amount of

Outstanding, Unregistered 6 5/8% Senior Notes due 2021

Pursuant to the Prospectus Dated                    , 2011

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to tender Original Notes (as defined below) pursuant to the Exchange Offer (as defined below) described in the prospectus dated                     , 2011 (as the same may be amended or supplemented from time to time, the “Prospectus”) of Valassis Communications, Inc., a Delaware corporation (the “Company”), if (i) certificates for any of the outstanding 6 5/8% Senior Notes due 2021 (the “Original Notes”) of the Company are not immediately available, (ii) time will not permit the Original Notes, the letter of transmittal and all other required documents to be delivered to Wells Fargo Bank, National Association (the “Exchange Agent”) prior to 5:00 p.m., New York City time, on , 2011 or such later date and time to which the exchange offer may be extended (the “Expiration Date”), or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent, and must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. See “The Exchange Offer—Procedures for Tendering” in the Prospectus. Capitalized terms used but not defined herein shall have the same meanings given them in the Prospectus.

The Exchange Agent for the Exchange Offer is:

Wells Fargo Bank, National Association

By Registered Mail or Certified Mail:	By Regular Mail or Overnight Courier:	By Hand:

Wells Fargo Bank, N.A. MAC - N9303-121 Corporate Trust Operations P.O. Box 1517 Minneapolis, MN 55480-1517	Wells Fargo Bank, N.A. MAC - N9303-121 Corporate Trust Operations Sixth Street & Marquette Avenue Minneapolis, MN 55479	Wells Fargo Bank, N.A. Northstar East Building - 12th floor Corporate Trust Services 608 Second Avenue South Minneapolis, MN 55402

By Facsimile (eligible institutions only): (612) 667-6282

Telephone Inquiries: (800) 344-5128

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF THE HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. YOU SHOULD READ THE INSTRUCTIONS ACCOMPANYING THE LETTER OF TRANSMITTAL CAREFULLY BEFORE YOU COMPLETE THIS NOTICE OF GUARANTEED DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an “Eligible Institution” (as defined thereon) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

Ladies and Gentlemen:

The undersigned acknowledges receipt of the Prospectus and the related letter of transmittal which describe the Company’s offer (the “Exchange Offer”) to exchange $1,000 in principal amount of new 6 5/8% Senior Notes due 2021 (the “Exchange Notes”) for each $1,000 in principal amount of Original Notes.

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related letter of transmittal, the aggregate principal amount of Original Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer—Guaranteed Delivery Procedures.”

The undersigned understands that (i) no withdrawal of a tender of any of the Original Notes may be made on or after 5:00 p.m., New York City time, on the Expiration Date, and (ii) for a withdrawal of a tender of any of the Original Notes to be effective, a written notice of withdrawal, substantially in the form provided by the Company, that complies with the requirements of the Exchange Offer must be timely received by the Exchange Agent at its address specified on the cover of this Notice of Guaranteed Delivery prior to 5:00 p.m., New York City time, on the Expiration Date.

The undersigned also understands that the exchange of Exchange Notes for Original Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) such Original Notes (or book-entry confirmation of the transfer of such Original Notes into the Exchange Agent’s account at The Depository Trust Company (“DTC”)) and (ii) a letter of transmittal (or facsimile thereof) with respect to such Original Notes, properly completed and duly executed, with any required signature guarantees, this Notice of Guaranteed Delivery and any other documents required by the letter of transmittal or, in lieu thereof, a message from DTC stating that the tendering holder has expressly acknowledged receipt of, and agreement to be bound by and held accountable under, the letter of transmittal.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding on the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

Name(s) of Registered Holder(s):
(Please Print or Type)

Signature(s):

Address(es):

Area Code(s) and Telephone Number(s):

If the Original Notes will be delivered by book-entry transfer at DTC, insert Depository Account Number:

Date:

Certificate Number(s)*	Principal Amount of Original Notes Tendered**

* Need not be completed if the Original Notes being tendered are in book-entry form. ** Must be in integral multiples of $1,000 principal amount.

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Original Notes tendered hereby exactly as its (their) name(s) appear on the certificate(s) for such Original Notes or on a security position listing as the owner(s) of Original Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, you must provide the following information and, unless waived by the Company, submit with the letter of transmittal evidence satisfactory to the Company of such person’s authority to act:

Name(s):

Title(s):

Signature(s):

Address(es):

DO NOT SEND ORIGINAL NOTES WITH THIS FORM. ORIGINAL NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or a correspondent in the United States or an “Eligible Guarantor Institution” within the meaning of Rule 17Ad-I5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and which is, in each case, a member of a recognized signature guarantee program (i.e., Securities Transfer Agents Medallion Program, Stock Exchange Medallion Program or New York Stock Exchange Medallion Signature Program), hereby (1) represents that each holder of Original Notes on whose behalf this tender is being made “own(s)” the Original Notes covered hereby within the meaning of Rule 13d-3 under the Exchange Act, (2) represents that such tender of Original Notes complies with Rule 14e-4 of the Exchange Act and (3) guarantees that the undersigned will deliver to the Exchange Agent the certificates representing the Original Notes being tendered hereby for exchange pursuant to the Exchange Offer in proper form for transfer (or a confirmation of book-entry transfer of such Original Notes into the Exchange Agent’s account at the book-entry transfer facility of DTC) with delivery of a properly completed and duly executed letter of transmittal (or facsimile thereof), with any required signature guarantees, or in lieu of a letter of transmittal a message from DTC stating that the tendering holder has expressly acknowledged receipt of, and agreement to be bound by and held accountable under, the letter of transmittal, and any other required documents, all within three New York Stock Exchange trading days after the Expiration Date of the Exchange Offer.

Name of Firm:
(Authorized Signature)

Address:	Name:

Title:
(Zip Code)

Telephone Number:	Date:

The institution that completes the notice of guaranteed delivery must (i) deliver or otherwise transmit the same to the Exchange Agent at its address set forth above by hand, facsimile or mail, prior to 5:00 p.m., New York City time, on the Expiration Date, and (ii) deliver the certificates representing any Original Notes (or a confirmation of book-entry transfer of such original notes into the Exchange Agent’s account at DTC), together with a properly completed and duly executed letter of transmittal (or facsimile thereof) or a message from DTC stating that the tendering holder has expressly acknowledged receipt of, and agreement to be bound by and held accountable under, the letter of transmittal in lieu thereof), with any required signature guarantees and any other documents required by the letter of transmittal to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.